POWER OF ATTORNEY

      I, Jean Pierre Brulard, appoint each of Craig D. Norris, Amy Fliegelman
Olli and Larry R. Wainblat as my
attorney-in-fact to:

      (1)  execute on my behalf, in my capacity as an officer or director of
VMware, Inc. (the
"Company"), Forms 144 in accordance with Rule 144 of the Securities Act of 1933 and Forms 3, 4
and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules
thereunder (collectively, the "Forms");

      (2)  perform on my behalf any act necessary or desirable to complete and execute any Form,
complete and execute any amendment to a Form and timely file the Forms with the
United States
Securities and Exchange Commission and any stock exchange or similar authority;
and

      (3)  take any other action related to the Forms that, in his or her opinion, may benefit me or
may be legally required of me.

 Each attorney-in-fact has the power and authority to appoint a substitute attorney-in-fact,
revoke that appointment and determine the form, terms and conditions of any document executed by
him or her.  I acknowledge that none of the attorneys-in-fact or the Company are assuming any of my
responsibilities to comply with Rule 144 of the Securities Act of 1933 or
Section 16 of the Securities
Exchange Act of 1934. By signing this Power of Attorney, I am ratifying and confirming all actions
lawfully taken by an attorney-in-fact in the performance of his or her duties under this Power of
Attorney.

      As of the date below, any and all prior powers of attorney executed by me related to the Forms
are hereby revoked and superseded by this Power of Attorney.  This Power of
Attorney will remain
effective until I am no longer required to file Forms related to my holdings of
Company securities, unless
I earlier deliver a signed revocation notice to the Company's general counsel.
If an attorney-in-fact
terminates employment with the Company, this Power of Attorney will be deemed revoked with respect
to the departing attorney-in-fact and will remain effective with respect to each other attorney-in-fact
remaining employed by the Company until terminated pursuant to the preceding sentence.

      I have signed this Power of Attorney on January 27, 2020.

          By:      /s/ Jean Pierre Brulard
                                                Jean Pierre Brulard